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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FIRST COMMUNITY BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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FIRST COMMUNITY BANCORP
401 West "A" Street
San Diego, CA 92101

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 13, 2008

        The 2008 Annual Meeting of Shareholders (the "Annual Meeting") of First Community Bancorp (the "Company") will be held on Tuesday, May 13, 2008 at 11:00 a.m. Pacific Time at The Beverly Hills Hotel, 9641 Sunset Blvd., Beverly Hills, California 90210, for the following purposes:

          1.     To elect thirteen (13) members of the Board of Directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

          2.     To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on March 24, 2008 as the Record Date for determining which shareholders have the right to receive notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE DIRECTOR NOMINEES PROPOSED BY THE BOARD AND FOR THE OTHER PROPOSAL. THE BACKGROUND OF EACH OF THE DIRECTOR NOMINEES AND A DESCRIPTION OF THE OTHER PROPOSAL ARE DESCRIBED IN DETAIL IN THE ACCOMPANYING PROXY STATEMENT.

        You are cordially invited to attend the Annual Meeting. A Proxy Statement, form of proxy, and a copy of the Company's Annual Report for the fiscal year ended December 31, 2007 accompany this notice.

        You have previously received a proxy statement in connection with our Special Meeting of Shareholders regarding the Company's proposed reincorporation in Delaware. Please note that the accompanying proxy statement relates to our 2008 Annual Meeting. To avoid confusion, the proxy card that we are soliciting in connection with the Annual Meeting is WHITE. The proxy card that we sent to you previously in connection with the Special Meeting is green.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote by completing and mailing the enclosed WHITE proxy card or by voting via the Internet or telephone according to the instructions on the WHITE proxy card. If you sign, date and mail your WHITE proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the slate of directors nominees recommended by the Board and for the other proposal.

        Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting. Voting by proxy will not prevent you from voting in person if you choose to attend the Annual Meeting. However, if you do not vote, it will have the same effect as a vote against the proposal.

        If you plan to attend the Annual Meeting, please note that admission to the annual meeting will be on a first-come, first-served basis. You may obtain directions to The Beverly Hills Hotel, 9641 Sunset Blvd., Beverly Hills, California 90210 by calling the hotel directly at (310) 276-2251. Each shareholder who attends may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

        Thank you in advance for your cooperation and continued support. We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors,
/s/ JARED M. WOLFF Jared M. Wolff, Corporate Secretary
San Diego, California April 7, 2008

TABLE OF CONTENTS

INTRODUCTION	1
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT	6
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	7
PROPOSAL 1: ELECTION OF DIRECTORS	10
CORPORATE GOVERNANCE AND BOARD COMMITTEES	13
COMPENSATION OF DIRECTORS	17
EXECUTIVE OFFICERS	20
EXECUTIVE COMPENSATION	22
COMPENSATION COMMITTEE REPORT	28
REPORT OF THE AUDIT COMMITTEE	37
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	38
INDEPENDENT AUDITORS	39
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	40
OTHER BUSINESS	40
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	42
"HOUSEHOLDING" OF PROXY MATERIALS	42
INCORPORATION BY REFERENCE	42

FIRST COMMUNITY BANCORP

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 13, 2008

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of First Community Bancorp, a California corporation (the "Company," "we" or "our"), to be used at our 2008 Annual Meeting of Shareholders (the "Annual Meeting") and at any postponements or adjournments thereof. The Annual Meeting is scheduled to be held as follows:

Date:	Tuesday, May 13, 2008
Time:	11:00 a.m., Pacific time
Place:	Beverly Hills Hotel 9641 Sunset Blvd. Beverly Hills, California 90210

        This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about April 11, 2008.

Important Information Regarding the Availability of Proxy Materials for
the 2008 Annual Meeting of Shareholders to be Held on May 13, 2008.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 are available at our investor relations website at www.firstcommunitybancorp.com/shareholders.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

        1.    What is being voted on at the Annual Meeting?

        The matters to be considered and voted upon at the Annual Meeting are as follows:

          1.    Election of Directors.    To elect thirteen (13) members of the Board of Directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

          2.    Other Business.    To consider and act upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        2.    Who is entitled to vote? How many votes am I entitled to?

        Only shareholders of record as of March 24, 2008 (the "Record Date") may vote at the Annual Meeting. According to Computershare Investor Services, our transfer agent, there were 27,148,419 shares of common stock outstanding, excluding 1,001,132 shares of unvested time-based and performance-based restricted stock, held by approximately 2,358 shareholders as of the Record Date.

        Each holder of the Company's common stock is entitled to one vote for each share recorded in their name on the books of the Company as of the Record Date on any matter submitted to the shareholders for a vote, except that shareholders may vote their shares cumulatively for the election of directors if certain conditions are met at the Annual Meeting. Cumulative voting provides each shareholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, which such shareholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,300 votes which you could then distribute among one or more nominees since there are thirteen (13) directors to be elected. Cumulative voting may only be exercised at the Annual Meeting if (i) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting; and (ii) at least one shareholder has given notice at the Annual Meeting prior to the voting of such shareholder's intention to cumulate his/her votes.

        3.    What is the vote necessary to approve each of the matters being considered at the Annual Meeting?

        The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the thirteen (13) directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the outstanding shares of common stock, represented and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum), is required to approve any other matters properly brought before the Annual Meeting.

        With respect to each matter to be acted upon, an abstention from voting will be treated as "present" for quorum purposes. However, since an abstention is not treated as a "vote" for or against the matter, it will not have any impact on the vote.

  4.
  What is the difference between the 2008 Annual Meeting and the Special Meeting scheduled for April 23, 2008?

        The purpose of the Annual Meeting is to elect the Company's directors. This Proxy Statement and the WHITE proxy cards are being mailed in connection with the Annual Meeting. The purpose of the Special Meeting is to seek approval of shareholders for the Company to reincorporate in Delaware from California (the "Reincorporation Proposal"). You were previously sent a proxy statement for the Special Meeting and a green proxy card. Please refer to the proxy statement for the Special Meeting for a complete description of the Reincorporation Proposal and the anticipated effect of the proposal on the Company and its shareholders.

        By having the Special Meeting in advance of the Company's 2008 Annual Meeting, First Community intends to maintain the greatest amount of flexibility with respect to its second quarter dividend and the declaration and payment of any further dividends. Combining the Reincorporation Proposal with the proxy statement for the Annual Meeting could have caused a delay in the Annual Meeting. Accordingly, the Company believes it is more appropriate to schedule the Special Meeting on April 23, 2008, ahead of its 2008 Annual Meeting, which is scheduled for May 13, 2008.

        5.    Can I use my 2008 Annual Meeting proxy card to vote at the Special Meeting?

        No. To avoid confusion, the proxy card that we are soliciting in connection with the 2008 Annual Meeting to vote on the election of directors is WHITE. The separate proxy statement you received in connection with our Special Meeting included a green proxy card.

  6.
  If I hold shares of First Community common stock pursuant to the First Community 401(k) Plan, will I be able to vote?

        Yes. You will receive a proxy card for the shares allocated to your 401(k) plan account, which you should return as indicated on the instructions accompanying the proxy card.

        7.    How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote FOR each of the nominees for director.

        8.    How many shares must be represented at the Annual Meeting to constitute a "quorum"?

        A majority of the outstanding shares must be present at the Annual Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Annual Meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. Broker non-votes (i.e., proxies from banks, brokers or other nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker or other nominee does not have discretionary power to vote) will also be counted as being present for purposes of determining a quorum.

        9.    What do I have to do to vote?

        Holders of record—If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by Internet or by telephone as indicated on the WHITE proxy card. You may also vote by mail by marking, signing and dating the enclosed WHITE proxy card and returning it in the enclosed postage-paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as directors, and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting. You may change or revoke your vote at any time before it is counted at the Annual Meeting by:

  •
  Notifying our Secretary at the address shown above in writing that you wish to revoke your proxy;

  •
  Submitting a later dated proxy card; or

  •
  Attending the Annual Meeting and voting in person.

Attending the Annual Meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

        Street name holders—If you hold your shares in "street name" (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not, you may contact such bank or brokerage firm in whose name your shares are registered and obtain a proxy from them. Please refer to the information in the materials provided by your bank or brokerage firm for an explanation of how to vote and how to change or revoke your vote and of the effect of not indicating a vote.

        10.    How will voting on any other business be conducted?

        We do not know of any business to be considered at the Annual Meeting other than the election of directors. For holders of record, if any other business is properly presented at the Annual Meeting, any of the persons named on the proxy card as your designated proxies may vote on such matter in their discretion. If you hold your shares in "street name," please see the materials provided by your bank or brokerage firm for an explanation of how your shares will be voted on any other business.

        11.    Who pays the cost of soliciting proxies on behalf of the Company?

        The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of the Company or its subsidiaries telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

        12.    Can I attend the Annual Meeting?

        Any shareholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person. If you hold shares in "street name" and would like to attend the Annual Meeting and vote in person, you will need to bring a picture i.d. and brokerage account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

  13.
  How does the Reincorporation Proposal being voted on at the Special Meeting of Shareholders affect this proxy statement and the matters being voted on at the Annual Meeting of Shareholders?

        The Reincorporation Proposal will have no effect on the matters being voted on at the 2008 Annual Meeting of Shareholders. A Special Meeting of shareholders will be held on April 23, 2008 to vote on the Reincorporation Proposal. Please refer to the proxy statement for the Special Meeting previously mailed to you for a complete description of the Reincorporation Proposal and its potential effect on the Company and its shareholders. If the Reincorporation Proposal is approved by the Company's shareholders, the Company intends to effect the reincorporation immediately following the Company's 2008 Annual Meeting on May 13, 2008.

        14.    How do I get more information about the Company?

        With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which includes our consolidated financial statements. If you did not receive our Annual Report, we will send it to you without charge. Our annual report includes a list of exhibits filed with the Securities and Exchange Commission (the "SEC"), but does not include the exhibits. If you wish to receive copies of the exhibits, please write to:

    Investor Relations
    First Community Bancorp
    275 N. Brea Blvd.
    Brea, California 92821

        You may also send your request by facsimile to (714) 674-5377 or by e-mail to
investor-relations@firstcommunitybancorp.com.

        We also maintain a website at http://www.firstcommunitybancorp.com where you may view, print and download our public filings. In addition, the SEC maintains a website at http: //www.sec.gov that also contains our public filings.

        To reduce costs, we may send only one copy of the Annual Report and Proxy Statement to shareholders who share the same last name and address, unless we receive contrary instructions from you. We will continue to mail a proxy card to each record shareholder.

        If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, we will provide them to you promptly upon request. If your household is receiving multiple copies of the Annual Report and Proxy Statement, you may request to receive only one copy. If you hold your Company stock directly, you may contact us by writing to our mailing address or e-mail address listed above. If you hold your Company stock through a bank or broker, you should request additional copies of the Annual Report and Proxy Statement, or you may request to receive only one copy to your household, by notifying them.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

        The following table sets forth information as of the Record Date regarding the beneficial owners of more than five percent of the outstanding shares of the Company's common stock (the only class of equity outstanding). To the Company's knowledge, based on the public filings which beneficial owners of more than five percent of the outstanding shares of the Company's common stock are required to make with the SEC, there are no other beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the Record Date other than those set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class(1)
Dimensional Fund Advisors LP 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	2,274,935	(2)	8.4%
John M. Eggemeyer 6051 El Tordo Rancho Santa Fe, California 92067	1,743,697	(3)	6.4%
William J. Ruh 6051 El Tordo Rancho Santa Fe, California 92067	1,451,733	(4)	5.3%
Wellington Management Company LLP 75 State Street Boston, MA 02109	1,509,633	(5)	5.6%

(1)
Based on 27,148,419 shares of common stock of the Company issued and outstanding as of the Record Date, excluding 1,001,132 shares of unvested time-based and performance-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13G filed February 6, 2008 by Dimensional Fund Advisers LP (the "Dimensional Fund 13G"). According to the Dimensional Fund 13G, Dimensional Fund Advisers LP holds sole voting and sole dispositive power over 2,274,935 shares of Company common stock. Such shares of Company common stock are owned by four investment companies for which Dimensional Fund Advisers LP serves as investment manager. Dimensional Fund Advisers LP disclaims beneficial ownership of Company common stock.

(3)
Mr. Eggemeyer has direct beneficial ownership of 356,335 shares of Company common stock and indirect ownership of 2,646 shares held by a trust of which Mr. Eggemeyer is trustee. Mr. Eggemeyer shares voting power and investment power (i) through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and (ii) through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares. Mr. Eggemeyer's ownership excludes 58,426 shares of common stock held by the trustee of the Deferred Plan (described below under the Section entitled "Compensation of Directors—Directors' Deferred Compensation Plan" on page 18 of this proxy statement) and for which the participant does not have voting or investment power.

(4)
Mr. Ruh has direct beneficial ownership of 63,618 shares of Company common stock and indirect ownership of 3,400 shares held by a trust of which Mr. Ruh is trustee. Mr. Ruh shares voting power and investment power (i) through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and (ii) through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares.

(5)
Based on a Schedule 13G filed February 14, 2008 by Wellington Management Company, LLP (the "Wellington 13G"). According to the Wellington 13G, Wellington Management Company, LLP has shared voting power over 992,933 shares of Company common stock and shared dispositive power over 1,472,033 shares of Company common stock.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table indicates the beneficial ownership of the Company's common stock (the only class of equity outstanding) as of the Record Date by: (1) each of the Company's current directors and nominees for election; (2) the Company's Chief Executive Officer (the "CEO"), the Company's Chief Financial Officer (the "CFO") and the three most highly compensated executive officers of the Company during 2007 other than the CEO and the CFO (together as a group, the "Named Executive Officers"); and (3) all current directors, nominees for director, and executive officers of the Company as a group, based on the Company's records and data supplied by each of the current directors, director nominees and executive officers.

	Amount and Nature of Beneficial Ownership of Common Stock(1)
Name or Number of Persons in Group	Number of shares owned	Right to acquire within 60 days	Total		Percent of Class(2)
Directors and Director Nominees Who Are Not Named Executive Officers
John M. Eggemeyer Chairman of the Board, Current Director and Director Nominee	1,743,697	—	1,743,697	(3)	6.4%
Mark N. Baker Current Director and Director Nominee	60,093	—	60,093	(4)	*
Gary W. Deems Current Director and Director Nominee	69,945	—	69,945	(5)	*
Stephen M. Dunn Current Director and Director Nominee	22,500	—	22,500	(6)	*
Barry C. Fitzpatrick Current Director and Director Nominee	12,993	—	12,993	(7)	*
George E. Langley Current Director and Director Nominee	112,007	—	112,007	(8)	*
Susan E. Lester Current Director and Director Nominee	2,000	—	2,000		*
Timothy B. Matz Current Director and Director Nominee	50,782	—	50,782	(9)	*
Arnold W. Messer Current Director and Director Nominee	25,497	—	25,497	(10)	*
Daniel B. Platt Current Director and Director Nominee	2,080	—	2,080	(11)	*
Robert A. Stine Current Director and Director Nominee	19,703	—	19,703	(12)	*
David S. Williams Current Director and Director Nominee	41,728	—	41,728	(13)	*

Named Executive Officers
Matthew P. Wagner Chief Executive Officer of the Company, Current Director and Director Nominee	188,328	—	188,328	(14)	*
William A. Hanna President, LA Region, Pacific Western Bank	24,424	—	24,424	(15)	*
Michael J. Perdue President	75,750	—	75,750	(16)	*
Victor R. Santoro Executive Vice President and Chief Financial Officer of the Company	41,950	—	41,950	(17)	*
Jared M. Wolff Executive Vice President, General Counsel and Corporate Secretary of the Company	1,819	—	1,819	(18)	*
All Directors, Nominees and Executive Officers as a group (24 persons)	2,736,450	7,667	2,744,117		10.1%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See footnotes (1) and (2) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. This includes any options or restricted stock which will vest within 60 days of March 24, 2008. Unless otherwise indicated, the nature of the beneficial ownership is sole voting and investment power over the shares indicated.

(2)
Based on 27,148,419 shares of common stock of the Company issued and outstanding as of March 24, 2008, excluding 1,001,132 shares of unvested time-based and performance-based restricted stock. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of March 24, 2008, are deemed to be outstanding for such person or persons but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Mr. Eggemeyer has direct beneficial ownership of 356,335 shares of Company common stock and indirect ownership of 2,646 shares held by a trust of which Mr. Eggemeyer is trustee. Mr. Eggemeyer shares voting power and investment power (i) through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and (ii) through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares. Mr. Eggemeyer's beneficial ownership amount excludes 58,426 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(4)
Mr. Baker has shared voting and investment power in 27,242 shares that are held in a trust of which he is co-trustee, and in 1,000 shares that are held through a company which he operates.

(5)
Mr. Deems has shared voting and investment power in 8,005 shares that are held in a trust of which he is a co-trustee and with respect to 299 shares held by family members sharing his household.

(6)
Mr. Dunn has indirect ownership of 5,100 shares held by the Romar Company Employees Profit Sharing Plan pursuant to which Mr. Dunn acts as trustee, and 17,400 shares held by Stephen M. Dunn doing business as W.S. Properties, a sole proprietorship. Excludes 6,357 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(7)
Mr. Fitzpatrick has shared voting and investment power in 12,993 shares that are held in a trust of which he is co-trustee. Excludes 10,901 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(8)
Mr. Langley has shared voting and investment power in 103,411 shares that are held in a trust of which he is a co-trustee. Excludes 2,532 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(9)
Excludes 6,357 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(10)
Mr. Messer has shared voting and investment power in 25,000 shares, which are held in joint tenancy with his wife, and with respect to 497 shares held by family members sharing his household. Excludes 4,233 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(11)
Excludes 2,753 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(12)
Mr. Stine has shared voting and investment power with respect to 19,703 shares that are held in a trust of which he is co-trustee. Excludes 10,709 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(13)
Mr. Williams has shared voting and investment power with respect to 8,100 shares that are held in a trust of which he is co-trustee. Excludes 6,358 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(14)
Mr. Wagner's beneficial ownership amount does not include (i) 25,000 shares of unvested time-based restricted stock granted in January 2006 that vest in full in four years or upon a change in control of the Company; (ii) 17,360 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (iii) 100,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iv) 100,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (v) 2,300 shares of common stock owned by his spouse and for which he disclaims beneficial ownership; and (vi) 31,265 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(15)
Mr. Hanna has shared voting and investment power with respect to 24,424 shares held in a trust of which he is co-trustee. Mr. Hanna retired from the Company on February 29, 2008. Upon his retirement, Mr. Hanna forfeited 6,666 shares of unvested time-based restricted stock granted in January 2006.

(16)
Mr. Perdue has shared voting and investment power with respect to 37,400 shares that are held in a trust of which he is co-trustee. Mr. Perdue's beneficial ownership amount does not include (i) 7,175 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 30,000 shares of performance-based restricted stock granted in October 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iii) 10,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company.

(17)
Mr. Santoro's beneficial ownership amount does not include (i) 8,450 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 40,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; (iii) 40,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iv) 14,677 shares of common stock held by the trustee of the Deferred Plan and for which the participant does not have voting or investment power.

(18)
Mr. Wolff has shared voting and investment power with respect to 1,819 shares that are held in a trust of which he is co-trustee. Mr. Wolff's beneficial ownership amount does not include (i) 6,365 shares of unvested time-based restricted stock granted in February 2008 that vests in one-fifth installments over five years and in full upon a change in control of the Company; (ii) 25,000 shares of performance-based restricted stock granted in January 2006 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company; and (iii) 25,000 shares of performance-based restricted stock granted in February 2007 that vest in full upon the Company obtaining the designated financial targets or upon a change in control of the Company.

PROPOSAL 1: ELECTION OF DIRECTORS

Size of Board

        The bylaws of First Community provide that the authorized number of directors shall not be less than 7 nor more than 15 with the exact number of directors to be fixed from time to time by resolution of a majority of the Board of Directors. The number of directors is currently fixed at 13 and the Board is currently composed of 13 directors. Thirteen directors were elected at the 2007 Annual Meeting of Shareholders held on May 16, 2007.

Nominees

        First Community's Board of Directors has nominated 13 candidates for election. The persons named in the following table have been recommended by the Compensation, Nominating and Governance Committee of the Board (the "CNG Committee") and approved by the Board of Directors as nominees for election to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified. All director nominees are current directors.

        With respect to such election, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all 13 of the Board's nominees, or as many thereof as possible under the rules of cumulative voting, if any persons are nominated other than by the Board of Directors. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. To the best of our knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors.

Name	Principal Occupation During the Past Five Years	Age	Year First Elected or Appointed Director
Mark N. Baker	Executive Vice President of San Diego Wood Preserving Company since 1975. Manager of Baker Enterprises, LLC since 1972. Formerly, Director and Vice Chairman of Community Bancorp Inc., from June 2000 to October 2006.	61	2006
Gary W. Deems	Retired. Former Chairman of the Board, Community Bancorp Inc., from December 2001 to October 2006. Former Director, EVP and CAO of FP Bancorp.	61	2006
Stephen M. Dunn	Real estate development, brokerage and consulting and property management; President, Romar Company since March 1980.	60	2001

John M. Eggemeyer
	Mr. Eggemeyer is Chairman of the Board of the Company. He is a co-founder and chief executive of Castle Creek Capital LLC, a merchant banking firm specializing in the financial services industry, and Castle Creek Financial LLC, a licensed broker/dealer. Mr. Eggemeyer is a director and Chairman of Centennial Bank Holdings, and Chairman and Chief Executive Officer of White River Capital Inc., and its wholly-owned subsidiary, Union Acceptance Company, LLC. Mr. Eggemeyer also serves as a director of Affinity Financial Corporation in Irvine, CA and as a trustee of Northwestern University and The Bishop's School in La Jolla, CA.	62	2000
Barry C. Fitzpatrick	Attorney; Partner, Newnham, Fitzpatrick, Weston & Brennan, LLP, since January 2005; Partner, Fitzpatrick & Showen, LLP, Counselors at Law, April 1996 to December 2004.	61	2000
George E. Langley	Retired. Former Director, President and Chief Executive Officer of Foothill Independent Bancorp from March 1992 to May 2006. Executive Vice President, Chief Financial Officer and Secretary of the Foothill Independent Bancorp from 1976 to 1992. Director of Casa Colina, Inc., a non-profit charitable corporation, since 1993.	67	2006
Susan E. Lester	Retired. Director, Arctic Cat, Inc. since August 2004; Chief Financial Officer, Homeside Lending, Inc., October 2001 to May 2002; Chief Financial Officer, U.S. Bancorporation, February 1996 to May 2000.	51	2003
Timothy B. Matz	Attorney; Partner, Elias, Matz, Tiernan & Herrick, Washington, D.C., since December 1972.	63	2001
Arnold W. Messer	President and Chief Operating Officer, Phoenix Pictures, since 1994; Executive Vice President, Sony Pictures Entertainment, 1992 to 1994.	62	2004
Daniel B. Platt	President, Del Mar Financial since May 2003; Executive Vice President and Chief Financial Officer, Burnham Pacific Properties, November 1995 to June 2002.	61	2003
Robert A. Stine	President and Chief Executive Officer, Tejon Ranch Company since May 1996; independent consultant, March 1995 to April 1996; President and Chief Executive Officer, Collins Development Co., June 1986 to March 1995.	61	2000

Matthew P. Wagner	Chief Executive Officer of the Company since September 2000; Director, Centennial Bank Holdings, Inc., since April 2004; President and Chief Executive Officer, Western Bancorp, October 1996 to November 1999.	51	2001
David S. Williams	Retired. Director, Williams Mechanical, Inc. 2006 to present. Chairman and CFO Williams Mechanical, Inc. 2003 to 2005; President and CFO, Williams Plumbing Company, Inc., 1979 to 2003. Chairman First Community Bank of the Desert, 1994 to 2000; Director First Community Bank of the Desert 1980 to 2000.	66	2000

        Each holder of First Community common stock may vote their shares cumulatively for the election of directors if certain conditions are met at the Annual Meeting. Cumulative voting provides each shareholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, which such shareholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,300 votes which you could then distribute among one or more nominees since there are 13 directors to be elected. Cumulative voting may only be exercised at the Annual Meeting if (1) the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and (2) at least one shareholder has given notice at the Annual Meeting prior to the voting of such shareholder's intention to cumulate his/her votes.

Vote Required and Recommendation of the First Community Board of Directors

        Directors are elected by a plurality of votes cast for election of directors. Accordingly, the 13 director seats to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Board of Directors Recommendation.

        The Board of Directors unanimously recommends that shareholders vote "FOR" all of the nominees listed above. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR each nominee listed above.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

        The Company is committed to maintaining good corporate governance practices and adhering to high standards of ethical conduct. The Board regularly reviews its governance procedures to ensure compliance with rapidly changing laws, rules and regulations that govern the Company's business. The Company's website at www.firstcommunitybancorp.com includes important information regarding Company policies and Board charters, including the Company's Corporate Governance Guidelines and its Code of Business Conduct and Ethics, as well as all of the Company's SEC filings and press releases.

        During the fiscal year 2007, the Board of Directors of the Company met 6 times. The independent directors also met 4 times in executive session during 2007. The sessions of the independent directors were presided over by Mr. Robert Stine, who was elected by the independent directors as lead independent director for 2007. Mr. Robert Stine has been re-elected by the independent directors as lead director for 2008. No director attended less than 75% of the Company's Board meetings or the Committee meetings on which he or she served during 2007. In 2007, five directors attended the 2007 Annual Meeting of Shareholders. The Board's policy regarding director attendance at the Annual Meeting of Shareholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend and reimburse their reasonable expenses in connection therewith.

        The current members of the committees of the Board of Directors are as follows:

Director	Asset Liability Management Committee	Audit Committee	Compensation, Nominating and Governance Committee	Credit Risk Committee	Executive Committee

Mark N. Baker		X

Gary W. Deems	X

Stephen N. Dunn			X	X	X

John M. Eggemeyer	X			X	C

Barry C. Fitzpatrick			C		X

George E. Langley	X

Susan M. Lester	X	X

Timothy B. Matz		C	X		X

Arnold W. Messer			X

Daniel B. Platt		X		C

Robert A. Stine		X		X	X

Matthew P. Wagner	C			X	X

David S. Williams		X	X

X = Member C = Chair

Independence

        A majority of the Board is composed of independent directors. At least annually, the Board, with the assistance of the CNG Committee, evaluates the independence of the directors based on the independence requirements of The Nasdaq Stock Market LLC ("Nasdaq") listing standards and applicable SEC rules and regulations.

        In March 2008, the Board affirmatively determined, upon the recommendation of the CNG Committee, that each director who served the Company during 2007 and each director and director nominee, with the exceptions of Mr. Wagner and Mr. Eggemeyer, meets the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations, including the independence requirements for committee membership. In making such determinations, the Board evaluated banking, commercial, service, familial or other transactions involving each director or immediate family member and their related interests and the Company, if any. For further information on Mr. Eggemeyer's relationship with the Company, please see the Section entitled "Certain Relationships and Transactions with Related Persons" on page 38 of this Proxy Statement.

Asset Liability Management ("ALM") Committee

        During 2007, the ALM Committee met four times. The ALM Committee monitors compliance by the Company and its subsidiaries with the Company's ALM policies and receives reports from the Company's executive management ALM committee which oversees the management of the Company's investment portfolio and asset/liability strategy on a day-to-day basis. The objective of the Company's ALM policy is to manage balance sheet and off-balance sheet assets and liabilities in order to maximize the spread between interest earned and interest paid, to maintain acceptable levels of interest rate risk and to ensure that the Company has the ability to pay liabilities as they come due and to fund continued asset growth. The executive management members responsible for managing the Company's ALM activities generally meet monthly to discuss ALM activities. The ALM Committee reviews management reports and management's recommendations for the Company's ALM strategies on a going forward basis, and oversees management's development and implementation of asset/liability pricing in order to attain the overall strategic objectives of the Company.

Audit Committee

        During 2007, the Audit Committee met 12 times. The Board has determined that each member of the Audit Committee is financially literate and that each of Ms. Susan E. Lester and Mr. Daniel B. Platt is qualified as an audit committee financial expert and that each of them has accounting or related financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. For additional information regarding the background and relevant experience of Ms. Lester and Mr. Platt, please see the table of director nominees beginning on page 10 of this Proxy Statement. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" included in this Proxy Statement, as well as in the Audit Committee charter. The charter of the Audit Committee was last amended as of February 5, 2008, a copy of which may be obtained on the Company's website at http://www.firstcommunitybancorp.com under the section entitled "Corporate Governance."

Compensation, Nominating and Governance ("CNG") Committee

        During 2007, the CNG Committee met nine times. The CNG Committee reviews and approves or makes recommendations to the Board of Directors on matters concerning the salaries and benefits, including equity compensation, of the Company's executive officers, and compensation of the directors and director independence, and reviews and approves the Company's incentive compensation plans and equity-based plans, 401(k) plan(s), deferred compensation plan and other employee benefit plans. The CNG Committee also assists the Board of Directors in promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including the review and approval or ratification of related-party transactions of the Company. The CNG Committee also makes recommendations to the Board of Directors regarding the composition and size of the Board and its committees. In furtherance thereof, the CNG Committee identifies, evaluates and recommends candidates for the Company's Board of Directors and considers nominees for director nominated by the Company's shareholders in accordance with the Company's bylaws. The CNG Committee operates under a charter that was last amended as of February 6, 2008, a copy of which may be obtained on the Company's website at www.firstcommunitybancorp.com under the section entitled "Corporate Governance."

        In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds and experience; and (6) the ability and skill set required and other relevant experience.

        The CNG Committee does not set specific, minimum qualifications that nominees must meet in order for the CNG Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the CNG Committee for election at our 2009 Annual Meeting should follow the process detailed in the section entitled "Other Business—Director Nominations" on page 41 of this Proxy Statement.

        For further information on the Company's processes and procedures for the consideration and determination of director compensation, please see the section entitled "Compensation of Directors" on page 17 of this Proxy Statement. For further information on the Company's processes and procedures for the consideration and determination of executive compensation, please see the section entitled "Executive Compensation—Compensation Discussion and Analysis" on page 22 of this Proxy Statement.

Credit Risk Committee

        In February 2008, the Board established the Credit Risk Committee. The Credit Risk Committee is responsible for monitoring trends in the Company's loan portfolio and the Company's allowance for credit losses, as well as establishing internal limits related to the Company's lending exposure. The Company's chief credit officer reports on a quarterly basis to the Credit Risk Committee, or more frequently, as needed, regarding the Company's loan portfolio and allowance for credit losses. The Credit Risk Committee also receives reports from the Company's external loan review consultants. Since the Committee was established in 2008, it did not meet in 2007.

Executive Committee

        During 2007, the Executive Committee met nine times. The Executive Committee reviews and makes recommendations to the Board of Directors with respect to strategy, acquisitions and other opportunities for the Company and acts on behalf of the Board, to the full extent permitted by law, when it is impractical for the full Board to meet. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other Board committees and to make appropriate recommendations to the Board of Directors.

Family Relationships

        There are no family relationships among any of the directors or executive officers of the Company.

Compensation Committee Interlocks and Insider Participation

        During 2007, Stephen M. Dunn, Barry C. Fitzpatrick, Timothy B. Matz, Arnold W. Messer and David S. Williams served on the CNG Committee. None of these directors was formerly an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves on the board of directors of any other company that has one or more executive officers serving as a member of the CNG Committee. In addition, no executive officer of the Company serves as a member of the compensation committee of the board of any other company that has one or more executive officers serving as a member of the Company's Board of Directors. No such interlocking relationships existed during 2007.

COMPENSATION OF DIRECTORS

        The Company compensates its non-management directors through an annual cash retainer, paid quarterly. The Company does not pay per Board meeting or per committee meeting fees. The Company's directors have the option of participating in the Company's Deferred Compensation Plan, which is further described below in this section under "—Directors' Deferred Compensation Plan" on page 18 of this Proxy Statement. The CNG Committee of the Board annually evaluates director compensation, and compares the compensation of the Company's directors to that offered by peer companies. The Company also subscribes to surveys to further provide information on director compensation at peer companies. The CNG Committee recommends compensation for directors to the full Board, which in turn determines director compensation for each fiscal year. The compensation is designed to attract and retain qualified directors, and to compensate them for the time and risk associated with being a director. The Company reimburses its directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees. The table below details director compensation for 2007.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John M. Eggemeyer, Chairman(2)	$120,000	—	—	—	—	$3,370	(1)	$123,370
Mark N. Baker	$60,000	—	—	—	—	—		$60,000
Gary W. Deems	$60,000	—	—	—	—	—		$60,000
Stephen M. Dunn(2)	$60,000	—	—	—	—	—		$60,000
Barry C. Fitzpatrick(2)	$60,000	—	—	—	—	—		$60,000
George E. Langley(2)	$60,000	—	—	—	—	—		$60,000
Susan E. Lester	$60,000	—	—	—	—	—		$60,000
Timothy B. Matz(2)	$60,000	—	—	—	—	—		$60,000
Arnold W. Messer(2)	$60,000	—	—	—	—	—		$60,000
Daniel B. Platt(2)	$60,000	—	—	—	—	—		$60,000
Robert A. Stine(2)	$60,000	—	—	—	—	—		$60,000
Matthew P. Wagner	—	—	—	—	—	—		—
David S. Williams(2)	$60,000	—	—	—	—	—		$60,000

(1)
Represents life insurance premiums paid by the Company.

(2)
Amounts listed under "Fees earned or paid in cash" were deferred under the Company's Directors' Deferred Compensation Plan (the "Deferred Plan"). Please see the description of the Deferred Plan on page 18 of this Proxy Statement for more information.

        On February 7, 2007, based on recommendations from the CNG Committee, the Board of Directors approved the following compensation to be granted to non-employee directors of the Company for service on the Board during 2007:

Chairman of the Board	$120,000
Each other non-employee director	$60,000

        In February 2008, based on recommendations from the CNG Committee, the Board of Directors determined not to increase Board compensation in 2008.

Directors' Deferred Compensation Plan

        The Company has adopted a Directors' Deferred Compensation Plan, or the Deferred Plan, that allows all directors of the Company and certain executive officers of the Company to elect by written notice to defer payment of all or a portion of their directors' fees, in the case of outside directors, or base salary, bonus or other compensation, in the case of employee directors, for the next succeeding calendar year into the Deferred Plan. The Deferred Plan permits participants to elect to have deferred amounts invested in a money market account or common stock of the Company. The Deferred Plan has been designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Participation in the Deferred Plan is voluntary and participants may not change their investment elections once made.

        The Company has established a rabbi trust, or the Trust, that maintains a separate bookkeeping account for each of the participants in the Deferred Plan and holds the deferred amounts. U.S. Bank, N.A. has been appointed trustee of the Trust and recordkeeper of the Deferred Plan. All deferred amounts are deemed invested in a money market fund or deemed invested in shares of common stock of the Company depending on the election made by the participant. No preferential earnings rates are paid on deferred amounts. The value of a participant's account is measured by the value of and income from Company common stock as well as by the value of interest received from funds invested in a money market account. Full power to construe, interpret and administer the Deferred Plan is vested with an Administrative Committee, which consists of certain executive officers of the Company and is chaired by the chief financial officer of the Company.

        The Deferred Plan allows amendments to be made by the Board from time to time, provided that no such amendment may (without a director's consent) alter rights to payments of amounts already credited or delay the time at which deferred amounts are scheduled to be paid. The Company intends to maintain the Deferred Plan and Trust in a manner that will allow ongoing availability of the exemption under SEC Rule 16b-3 (unless a ruling is received indicating that such exemption is not necessary) and therefore currently intends to submit to shareholders for approval any amendments which would materially increase the benefits available or the number of shares of common stock which may be issued under the Deferred Plan, or which would materially modify the requirements for participation in the Deferred Plan.

        The Company pays all administrative expenses of the Deferred Plan for its participants as well as the applicable portion of the trustee's and recordkeeper's fees and expenses. Fees paid to the trustee and recordkeeper for administration of the Deferred Plan in 2007 were $9,400.

        Not later than the next regularly scheduled meeting of the Administrative Committee following a participant's termination of service, the Administrative Committee must direct the trustee to commence distribution of the amounts payable to such participant under the Deferred Plan and direct the trustee of the Trust as to the form of payment (whether in cash or in Company common stock). Amounts due under the Deferred Plan are paid in a lump sum or in annual installments, consistent with the method of payment selected by the participant at the time of his or her deferral election.

        In the event of death, a participant's payment shall be made to the persons named in the last written instrument signed by the participant and received by the Administrative Committee prior to the participant's death, and in the event the participant fails to name any person, the amounts shall be paid to the participant's estate.

        The Company contributes deferred amounts into the Trust, which was established to aid in the accumulation of assets for the payment of amounts deferred. The Company may, in its discretion, contribute to the Trust an amount equal to the amounts deferred by the participants. As of December 31, 2007, the Trust had assets of $6.4 million and no accrued liabilities.

        If the Company becomes insolvent, the trustee is required to cease payments from the Trust and dispose of Trust assets pursuant to the direction of a court of competent jurisdiction.

EXECUTIVE OFFICERS

        The following table sets forth, as to each of the persons who currently serves as an executive officer of the Company, such person's age (as of the Record Date), current position and the period during which such person has served in such position. Following the table is a description of each executive officer's principal occupation during the past five years.

Name	Age	Position	Year in which assumed current position	Year hired by the Company
Christopher D. Blake	48	President of the Eastern Region, Pacific Western Bank	2002	2002
Casey (Joe) Cecala	52	President of the Inland Empire Region, Pacific Western Bank	2006	2006
Mark Christian	44	Executive Vice President, Manager of Operations and Systems of the Company and Pacific Western Bank	2005	2000
Robert G. Dyck	51	Executive Vice President and Chief Credit Officer of the Company and Pacific Western Bank	2003	2001
Lynn M. Hopkins	40	Executive Vice President of the Company and Chief Financial Officer of Pacific Western Bank	2002	2002
Michael J. Perdue	53	President of the Company and of Pacific Western Bank	2006	2006
William T. Powers	67	President of the Desert Region, Pacific Western Bank	2000	2000
Victor R. Santoro	59	Executive Vice President and Chief Financial Officer of the Company and Executive Vice President of Pacific Western Bank	2003	2003
Michael L. Thompson	62	Executive Vice President, Human Resources of the Company and of Pacific Western Bank	2000	2000
Matthew P. Wagner	51	Chief Executive Officer and Director of the Company, and Chairman and Chief Executive Officer of Pacific Western Bank	2000	2000
Jared M. Wolff	38	Executive Vice President, General Counsel and Secretary of the Company and of Pacific Western Bank	2002	2002

        Christopher D. Blake is President of the Eastern Region of Pacific Western Bank. Mr. Blake joined Pacific Western National Bank in October 1994 and served as Chief Credit Officer until being appointed Chief Operating Officer in December 1999. He became President of the Eastern Region when the bank was acquired by the Company on January 31, 2002.

        Joe Cecala is President of the Inland Empire Region of Pacific Western Bank. Prior to joining the Company in May 2006, Mr. Cecala was Executive Vice President and Chief Credit Officer, of Foothill Independent Bank from January 2003 to May 2006, and Senior Vice President and Chief Credit Officer from March 2001 to January 2003.

        Mark Christian is Executive Vice President, Manager of Operations and Systems, of the Company and Pacific Western Bank. Prior to May 2005 when he assumed his current position, Mr. Christian was

Senior Vice President, Operations and Systems, of the Company. Mr. Christian joined the Company in May 2000 with its acquisition of Rancho Santa Fe National Bank, where he had been Senior Vice President of Operations, since 1997.

        Robert G. Dyck is Executive Vice President and Chief Credit Officer of the Company and Pacific Western Bank. Mr. Dyck also serves as a director of Pacific Western Bank. Prior to becoming Chief Credit Officer of the Company in November 2003, Mr. Dyck was Senior Vice President and Chief Credit Officer of Pacific Western National Bank since January 2001. Mr. Dyck was Senior Vice President and Chief Credit Officer of First Professional Bank from January 2000 to December 2000, when it was acquired by the Company. Mr. Dyck served as Senior Vice President and Senior Credit Officer for Western Bancorp from April 1997 to November 1999.

        Lynn M. Hopkins is Executive Vice President of the Company and Executive Vice President, Chief Financial Officer of Pacific Western Bank. Prior to joining the Company in January 2002, Ms. Hopkins was a Senior Vice President and Controller of California Community Bancshares, Inc., a California-based bank holding company, from February 2000 to December 2001 and, in addition, served as Chief Financial Officer of its wholly-owned subsidiary, Bank of Orange County, from July 2000 to December 2001. From August 1998 to January 2000, Ms. Hopkins was the Controller of Western Bancorp and the Chief Financial Officer of Southern California Bank.

        Michael J. Perdue is President of the Company and Pacific Western Bank. He also serves as a director of Pacific Western Bank. Prior to joining the Company in October 2006, Mr. Perdue was President, Chief Executive Officer and a director of Community Bancorp Inc. from December 2003 to October 2006, and Chief Operating Officer from July 2003 until December 2003. Prior thereto, he was Executive Vice President of Entrepreneurial Corporate Group and President of its subsidiary, Entrepreneurial Capital Corporation.

        William T. Powers is President of the Desert Region of Pacific Western Bank. He formerly served as the President and Chief Executive Officer of First Community Bank of the Desert, a position he held from October 1993 to January 2002, when the bank was merged with Pacific Western National Bank and First Professional Bank, N.A.

        Victor R. Santoro is Executive Vice President and the Chief Financial Officer of the Company, and Executive Vice President and a director of Pacific Western Bank. Prior to joining the Company in September 2003, Mr. Santoro was with KPMG LLP, where he had been a partner since 1980, focusing primarily on clients in the banking industry.

        Michael L. Thompson is Executive Vice President, Human Resources of the Company and Pacific Western Bank. Prior to joining the Company in September 2000, Mr. Thompson was an Independent Consultant from November 1999 to September 2000. Mr. Thompson served as Senior Vice President—Human Resources of Western Bancorp from December 1998 to November 1999. Prior to joining Western Bancorp, Mr. Thompson was Senior Vice President of Human Resources for Citizens Business Bank from April 1989 to December 1998.

        Matthew P. Wagner is Chief Executive Officer and a director of the Company. Mr. Wagner is also Chairman of the Board and Chief Executive Officer of Pacific Western Bank. Prior to joining the Company in September 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from October 1996 to November 1999.

        Jared M. Wolff is Executive Vice President, General Counsel and Corporate Secretary of the Company and Pacific Western Bank. Mr. Wolff is also a director of Pacific Western Bank. Prior to joining the Company in October 2002, Mr. Wolff was associated with the Los Angeles office of the law firm Sullivan & Cromwell LLP, from January 2001 through September 2002, and the New York office of Sullivan & Cromwell from September 1996 through November 1997. From October 1998 to August 2000, Mr. Wolff was Executive Vice President, Operations for eNutrition, Inc., a California retailer of nutritional supplements. Mr. Wolff is a member of the bars of the State of California and the State of New York.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Overview

        In addition to its responsibilities to make recommendations for nominees to the Company's Board and its committees and to oversee the governance and evaluation process of the Board and its committees, it is the duty of the CNG Committee to administer the Company's compensation system and various incentive plans, including the Company's 2003 Stock Incentive Plan, which we refer to as the 2003 Plan, the Executive Incentive Plan, or EIC Plan, and the Deferred Compensation Plan, or Deferred Plan. The CNG Committee reviews and approves compensation levels of members of executive management, including the five executives who are identified in the Summary Compensation Table on page 29 of this Proxy Statement (whom we refer to as our Named Executive Officers), evaluates the performance of the executive management team and considers executive management succession and related matters. With respect to the compensation of the CEO, the CNG Committee evaluates and recommends such compensation to the Board for approval. The CNG Committee reviews with the Board, at least annually, all material aspects of compensation for the Company's executive officers.

  Compensation Philosophy and Objectives

        The primary goal of our compensation program is to link a substantial portion of executive compensation to the profitability of the Company. The CNG Committee achieves this goal by tying meaningful grants of equity compensation and an annual bonus to what it believes are the most significant measures of profitability: diluted earnings per share, or EPS, and in some cases EPS adjusted to exclude certain extraordinary charges as well as the effects of noncash expense items, or Cash EPS. The target goals for annual bonuses as well as for long term incentive awards, such as performance stock grants, are generally based on substantial increases in either EPS or Cash EPS performance.

        The second goal of our compensation program is to align the interests of our executive officers with the interests of our shareholders. We attempt to accomplish this by establishing performance goals for incentive compensation and performance-based restricted stock that are tied to objectives that are meaningful to our shareholders, such as growth in EPS.

        The third goal of the compensation program is to retain highly competent executives. Our executives, and particularly our Named Executive Officers, are talented managers and they are often presented with opportunities at other institutions, including opportunities at potentially higher compensation levels. The Company does not have employment agreements with any of its employees. Accordingly, we seek to retain our executives by setting base compensation and incentives at competitive levels and by awarding meaningful stock-based awards. The CNG Committee reviews executive compensation levels paid by peer companies across a range of asset sizes, based on available data, as discussed below. Key elements of compensation to our Named Executive Officers and other executive officers include payout following the achievement of long-range financial objectives. The CNG Committee intends to pay incentive compensation at the high end of peer group incentive compensation, but only if the Company achieves targeted financial objectives.

        We combine the compensation elements for each of our Named Executive Officers and other executive officers in a way we believe will maximize such executive's contribution to the Company. The CNG Committee has not established a policy or target for the allocation between either cash and non-cash or short-term and long-term compensation. Rather, the CNG Committee undertakes a subjective analysis in light of the goals described above and, in connection with their analysis, reviews and considers information provided by independent compensation consultants, as well as surveys to which the Company subscribes, to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

  Annual Review of Executive Compensation Program

        Generally, an overall review of compensation is conducted by the CNG Committee at the end of each fiscal year in advance of salary and compensation recommendations made at the beginning of the subsequent fiscal year in conjunction with the annual budgeting process. The CNG Committee did not engage a compensation consultant in 2007 for 2008 compensation decisions. The CNG Committee evaluated base salaries and overall compensation in light of existing compensation and peer compensation levels received during the evaluations from the prior two years.

        The CNG Committee engaged compensation consultants, Clarity One, Inc., in the fourth quarter of 2005 to conduct a competitive review of our executive compensation program in advance of compensation and budgeting decisions made in February 2006. The consultant analyzed the program against a peer group of publicly traded, regional financial institutions. The analysis included data generated from a variety of surveys and peer groups; the CNG Committee focused on peers in the range of $3 billion to $10 billion in assets. The consultant's overall finding was that our executive compensation at that time was generally in line with the peer group and our compensation philosophy. The CNG Committee also received guidance from compensation consultants Semler Brossy Consulting Group, LLC, in the fourth quarter of 2006 in advance of compensation determinations for 2007. The consultant provided a framework against which the CNG Committee, with assistance of certain members of management including the CEO, evaluated compensation data. The peer group against which the Company evaluated its compensation ranged in assets from $3 billion to $12 billion and included the following financial institutions: Bank of Hawaii Corporation, Boston Private Financial Holdings, Inc., Capitol Bancorp, Ltd., Cathay General Bancorp, CVB Financial Corp., East West Bancorp, First Republic Bank, Greater Bay Bancorp, Hanmi Financial Corporation, ITLA Capital Corporation, Pacific Capital Bancorp, Private Bancorp, SVB Financial Group and Umpqua Holdings Corp. With respect to peer group information provided by the Company's compensation consultants, the CNG Committee did not benchmark or peg executive compensation to any particular level of peer group compensation, but rather used that information in a subjective manner in its evaluation of and decisions concerning executive compensation as more particularly described, where applicable, below. Following the reviews in 2005 and 2006, the 2007 compensation of certain Named Executive Officers and other executive officers was adjusted upward, and grants of long-term equity awards were made, to ensure the overall compensation paid to our executives remains competitive and consistent with our compensation philosophy.

  Components of Compensation

        The Company compensates its executive officers in three ways: base compensation, annual cash bonus opportunity under our EIC Plan, and periodic grants of time-based and performance-based restricted stock under the 2003 Plan. Our executives can defer base salary through our tax-qualified 401(k) plan and can defer base salary and bonus payments and invest in our common stock through our deferred compensation plan, which we refer to as the Deferred Plan (which is not tax-qualified). In addition, we provide change in control severance protection to our executive officers through our Executive Severance Pay Plan. We also provide certain perquisites to our executive officers, such as an auto allowance or use of company vehicle, reimbursement of club dues and life and disability insurance. The CNG Committee reviews at least annually all components of compensation payable to the CEO and the other executive officers, in terms of current compensation, long-term and incentive compensation, perquisites and payouts upon or following a change in control of the Company, to ensure that the compensation program is meeting the goals of the Company's compensation philosophy described above.

        Base Salary—The CNG Committee reviews the base compensation of the CEO and of the executive officers reporting to him. The CNG Committee makes compensation recommendations for the CEO to the full Board (excluding the CEO). Based on recommendations from the CEO, the CNG Committee evaluates and determines compensation levels for the other members of the Company's executive management team. As described above, the CNG Committee reviews banking-related salary survey data related to the peer group, and may request guidance from an outside compensation consultant, before making any significant adjustment to overall base compensation. The CNG Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but the Committee considers the Company's performance, individual executive performance and compensation levels paid by comparable financial institutions, as well as economic conditions in the Company's market areas and refers to analyses or guidance from consultants during the annual review process, as described above.

        Annual Cash Bonus—Pursuant to the Company's EIC Plan, annual cash bonuses are paid to executives based on the achievement of certain financial goals and satisfactory individual performance. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year.

        Stock-Based Awards—Stock-based awards granted to executive officers of the Company under the 2003 Plan may be granted from time to time at the discretion of the CNG Committee upon its own determination or recommendation from the CEO, and may be granted to the CEO upon recommendation of the CNG Committee and approval of the Board. Typically, the CNG Committee decides whether to approve the grant of equity awards, and the terms of such grant, after discussion with executive management presenting the grant proposals. Awards of long-term incentive compensation in the form of restricted stock grants to our Named Executive Officers and other executive officers generally occur during the first quarter along with the formal annual evaluation of such executive's total compensation. Additionally, grants may also coincide with promotions or the vesting of a previous grant. In considering whether to recommend the grant of an equity award and the size of the grant to be awarded, the CNG Committee considers, with respect to the executive officer, the salary level, the contributions expected toward the growth and profitability of the Company and survey data indicating grants made to similarly situated officers at comparable financial institutions, as detailed in reports or peer groups advised by its consultants, as described above under "—Annual Review of Executive Compensation Program."

        Since 2003, the Company has granted time-based and performance-based restricted stock in lieu of granting stock options as incentive compensation. Although the Company has not granted stock options recently, it reserves the right to do so in the future pursuant to the terms of the 2003 Plan. Generally, the Company's executive officers have been granted performance-based restricted stock, intended as long-term incentive compensation and recently the Company's executive officers have also been granted time-based restricted stock, intended as retention grants. While stock options and time-based restricted stock link an executive's interests to those of shareholders, they do not have a performance component or measure. The Company decided to use performance-based restricted stock instead of stock options as a significant component of the incentive compensation for its senior executive employees because it more closely ties the incentive pay of executives to the performance of the Company. Because restricted stock, both performance-based and time-based, generally has value whether or not the Company's stock price fluctuates, the Company can grant fewer shares of restricted stock, resulting in less dilution to shareholders. The value of both time-based and performance-based restricted stock fluctuates directly with changes in our stock price and, with respect to performance-based restricted stock, only vests to the extent that specific internal financial performance targets are achieved. If the minimum or set performance targets are not achieved, no vesting occurs and the granted shares are forfeited. All granted shares accelerate vesting upon a change in control of the Company, as defined in the 2003 Plan. On all grants to date of time-based and performance-based restricted stock, the Company has elected to pay dividends to the grantee on such shares prior to vesting at the same rate as dividends are paid to shareholders generally. Dividends paid prior to vesting are treated as compensation to the grantee and taxed at ordinary income rates for tax purposes.

        401(k) Plan and Deferred Plan—Our 401(k) plan allows executives and other participants to defer a portion of their compensation, and provides a match of 3% of contributions up to 6% of their base salaries, subject to IRS limitations. Our Deferred Plan allows executives officers to defer a portion of their base salary and up to 100% of their bonus or incentive compensation, or equity awards, until termination or upon the occurrence of other specified events, and permits participants to elect to have deferred amounts deemed to be invested in a money market mutual fund or Company common stock.

        Change in Control Protection—The Company has adopted an Executive Severance Pay Plan, which provides for severance compensation for our executive officers in the event of termination without "cause" or for "good reason" (as each is defined in the severance plan) within two years following a change in control. The purposes of the severance plan are to assist in recruiting, encourage retention and minimize the uncertainty and distraction caused by the current climate of bank acquisitions, and to allow our executive officers to focus on performance by providing transition assistance if there is a change in control. In addition, the program is intended to align executive and shareholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives' own employment. The Company believes that change in control arrangements should compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive's personal wealth. Therefore, the severance plan requires that there be both a change in control and an involuntary termination without "cause" or a voluntary termination for "good reason", which is often referred to as a "double-trigger." The double-trigger ensures that the Company will become obligated to make payments under the severance plan only if the executive is actually or constructively discharged as a result of the change in control. In addition, under the Company's 2003 Plan, all granted equity awards fully vest upon a change in control. The Company determined that accelerated vesting is appropriate under this circumstance as a means to attract and retain executives in light of the uncertainty that accompanies increasing consolidation in the banking sector. For more information on the severance plan, please see the section entitled "Potential Payments on Termination and Change of Control" beginning on page 33 of this Proxy Statement.

  2007 Executive Compensation

        The CNG Committee (and the Board, in the case of the CEO) reviewed and approved the compensation of Matthew Wagner, the CEO, Victor Santoro, the CFO, and each of the other Named Executive Officers and executive officers for 2007.

        2007 Base Salary.    The CNG Committee approved 2007 base salaries in February 2007, to take effect March 1, 2007. With respect to the Named Executive Officers, the CNG Committee increased base salaries for Mr. Wagner, Mr. Santoro and Mr. Wolff following review of survey data as described above under "—Annual Review of Executive Compensation Program." Mr. Wagner's base salary was increased from $500,000 to $750,000, and each of Mr. Santoro's and Mr. Wolff's base salary was increased by $15,000 to $365,000 and $275,000 respectively. The CNG Committee also increased the base salaries for certain other executive officers for 2007. In making these increases, the CNG Committee, and the Board in the case of Mr. Wagner, determined the salary increases were appropriate in light of overall compensation relative to peer compensation and the Company's performance relative to its peers.

        2007 Annual Bonus.    No cash bonuses were awarded to the Named Executive Officers or other executive officers for 2007. The CNG Committee established the performance target, achievement levels and corresponding award opportunities under the EIC Plan in February 2007 for 2007 cash bonuses. Award opportunities are expressed as a percentage of base salary for each different level of performance target attainment. If the Company does not achieve at least threshold performance for a year, no bonus is earned under the EIC Plan. For 2007, target performance was established as discussed below, and threshold and maximum performance were set at 90% and over 100% of the target, respectively.

        The following are the target performance levels and corresponding award opportunities that were approved for the Company's executive officers for 2007:

Achievement Level and Award Opportunities
Participant
	90% of EPS Target	100% of EPS Target	Over 100% of EPS Target
CEO	60% of Base Salary	100% of Base Salary	150% of Base Salary
CFO and Covered Executives	50% of Base Salary	80% of Base Salary	120% of Base Salary
Other Executive Officers	50% of Base Salary	80% of Base Salary	CNG Committee Discretion

        The performance target under the EIC Plan generally represents a meaningful increase in fully-diluted EPS over the previous fiscal year and is the EPS set forth in the Company's annual approved budget. The achievement levels and corresponding award opportunities are not determined by the CNG Committee based on any set formula or pre-determined methodology, but rather reflect the subjective analysis and determination by the CNG Committee as to the appropriate incentive to focus management on the profitability of the Company. Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year.

        The EPS Target for 2007 was set at $3.44, a 7% increase over 2006 fully-diluted EPS. In February 2008, the CNG Committee evaluated Company performance in 2007 relative to the EIC Plan. For fiscal 2007 the Company achieved fully diluted EPS of $3.15 or 92% of the EPS Target. Although the Company met the threshold under the EIC Plan of 90% of Target EPS, the CNG Committee exercised its downward discretion to not pay bonuses to the Named Executive Officers or other executive officers for 2007 under the EIC Plan, recognizing, in part, that the EPS Target would not have been achieved had bonus accruals been made throughout the year. Accordingly the CNG Committee did not award bonuses to the Named Executive Officers or other executive officers for 2007 under the EIC Plan.

        The EPS Target for 2006 was set at $3.72 (as adjusted to include the acquisitions of Foothill Independent Bancorp and Community Bancorp Inc., a 25% increase over 2005 fully-diluted EPS). In February 2007, the CNG Committee evaluated Company performance in 2006 relative to the EIC Plan. For fiscal 2006 the Company achieved fully diluted EPS of $3.21, or 86% of the EPS Target. Although the CNG Committee evaluated the numerous accomplishments achieved during the year, and the substantial effect on earnings from certain one-time events, the CNG Committee determined that the Company did not achieve the minimum threshold for 2006 of 90% of the EPS Target, and accordingly the CNG Committee did not award bonuses to the Named Executive Officers or other executive officers for 2006 under the EIC Plan.

        The EPS Target for 2005 was set at $2.66 (a 17% increase over 2004 fully-diluted EPS of $2.27) and for fiscal 2005 the Company achieved fully diluted EPS of $2.98. Based on the substantial increase in EPS representing 112% of the EPS Target, pursuant to the terms of the EIC Plan, the CNG Committee exercised its discretion to award bonuses for 2005 performance to the Named Executive Officers representing anywhere from 80% to 120% of 2005 base salary, and in the case of Mr. Wagner recommended a bonus equal to 150% of his 2005 base salary, which the Board approved.

        Stock-Based Awards.    In February 2007, the CNG Committee made grants of long term performance-based incentive stock grants to the Named Executive Offices and other executive officers in the amounts disclosed on page 31 in the table entitled "2007 Grants of Plan-Based Awards." These grants were made to enhance shareholder value and executive retention by providing further long-term performance incentives to executive officers of the Company and were made in connection with review of overall compensation for 2007. Long term performance-based incentive stock grants were also granted to the executive officers, including the Named Executive Officers, in January 2006.

        The performance-based restricted stock grants made in 2007 and 2006 vest in whole upon the achievement of a substantial increase in EPS. The 2007 grants require the EPS target to be achieved by 2017 and the 2006 grants required the EPS target to be achieved by 2013. Any unvested shares of existing performance-based restricted stock grants expire and are forfeited if the performance targets are not met by the expiration date. In each case, the CNG Committee set the EPS target at a level that would require consistent, high performance by the Company for several years and that would provide a meaningful return to shareholders. All currently outstanding grants of performance-based restricted stock vest upon attainment of 100% of the performance target, or a change in control. The Company believes that its future earnings performance is inherently uncertain, and subject to a variety of risks, such as competitive and economic risks. During the fourth quarter of 2007 we determined that attainment of the financial targets related to the performance-based restricted stock within the remaining 6 to 9 year vesting horizon is less than probable and suspended amortization of the expense related these awards. If and when the attainment of such financial targets is deemed probable in future periods, a catch-up adjustment will be recorded and amortization of such performance-based restricted stock will continue.

  Events in 2008 Affecting Executive Compensation

        As described above, the CNG Committee reviewed all components of executive compensation in the first quarter of 2008. Although the Company met its criteria for awarding bonuses for 2007 performance under the EIC Plan, the CNG Committee elected not to pay bonuses. However, based on its review of overall compensation, the Committee elected to increase base salaries for the Named Executive Officers, other than Mr. Wagner. In addition, based on its review of the Company's performance, the growth of the Company and peer compensation, the CNG Committee approved certain increases in base salary for other executive officers. The CNG Committee also approved, and in the case of Mr. Wagner the Board approved, grants of time-based restricted stock to Mr. Wagner and the Named Executive Officers and other executive officers under the 2003 Plan. Additionally, the CNG Committee established the performance target, achievement levels and award opportunities for 2008 under the Company's EIC Plan. Except in the case of Mr. Wagner, who did not receive a base salary increase in 2008, the bonus award opportunities for executive officers, including the Named Executive Officers, were reduced for 2008 in light of base salary increases.

        On February 29, 2008, Mr. William Hanna, a Named Executive Officer, retired from the Company. His responsibilities as President, LA Region, Pacific Western Bank, were assumed by Mr. Wagner, a responsibility he held prior to Mr. Hanna joining the Company in January 2006 following the acquisition of Cedars Bank.

  Statement Regarding Deductibility

        Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to "covered officers" exceeds $1 million in any one tax year. Applicable IRS regulations define "covered officers" to include the CEO and each of the next three most highly compensated executive officers (but excluding in all cases the CFO). The deduction limit does not apply to payments that qualify as "performance-based" provided certain requirements are met, including receipt of shareholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance-based stock and performance-based stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The CNG Committee believes that all performance-based restricted stock granted under the 2003 Plan meet these conditions. Generally, it is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. In 2007, the Company's shareholders approved the Company's EIC Plan, in order to ensure future bonus awards under that plan meet the requirements for deductibility under Section 162(m). However, the CNG Committee reserves the discretion to make payments or stock-based awards that are not tax deductible.

COMPENSATION COMMITTEE REPORT

        The Compensation, Nominating and Governance Committee, or CNG Committee, of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the CNG Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                      COMPENSATION, NOMINATING AND
                      GOVERNANCE COMMITTEE
                      Stephen M. Dunn
                      Barry C. Fitzpatrick,                       Chairman
                      Timothy B. Matz
                      Arnold W. Messer
                      David S. Williams

2007 Summary Compensation Table

        The following table sets forth for 2007 and 2006 the compensation for the Company's CEO, CFO and for each of the three most highly compensated executive officers of the Company during 2007, other than the CEO and CFO, serving as executive officers at the end of 2007. These five persons are referred to collectively as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Matthew P. Wagner	2007	$708,333	—	$1,353,309	—	—	$287,473	$2,349,115
Chief Executive Officer	2006	491,667	—	$1,498,565	—	—	$207,758	$2,197,990
Victor R. Santoro	2007	$362,500	—	$392,649	—	—	$119,529	$874,678
Executive Vice President and Chief Financial Officer	2006	$341,667	—	$672,442	—	—	$84,763	$1,098,872
William A. Hanna(3)	2007	$277,575	—	$148,675	—	—	$51,154	$477,404
President, LA Region, Pacific Western Bank	2006	$277,255	—	$136,286	—	—	$40,913	$454,454
Michael J. Perdue	2007	$310,008	—	$232,489	—	—	$62,396	$604,893
President	2006	$56,437	—	$44,424	—	—	$11,785	$112,646
Jared M. Wolff	2007	$272,500	—	$252,673	—	—	$72,102	$597,275
Executive Vice President, General Counsel and Secretary	2006	$251,667	—	$303,999	—	—	$55,204	$610,870

(1)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R), and thus may include amounts from awards granted in and prior to 2007. For further information on these amounts, see footnote 16 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K.

(2)
Includes dividends on unvested restricted stock, Company contributions to the 401(k) plan, either personal use of Company owned automobiles or cash automobile allowance, reimbursement of club dues, and life and disability insurance premiums paid by the Company. Dividends on the unvested performance-based or time-based restricted stock are paid at the same rate as that paid on the Company's outstanding common stock when declared by the Board of Directors.

(3)
Mr. Hanna retired from the Company, effective February 29, 2008.

        The table below summarizes the components of "All Other Compensation" for the executive officers shown:

	Dividends on unvested restricted stock	Auto allowance(1)	401(k) contribution(2)	Club dues	Life and disability insurance premiums	Total
Matthew P. Wagner
2007	$256,000	$7,813	$—	$10,678	$12,982	$287,473
2006	$187,749	$2,046	$—	$9,766	$8,197	$207,758
Victor R. Santoro
2007	$90,669	$12,457	$—	$3,580	$12,823	$119,529
2006	$63,239	$11,500	$—	$4,170	$5,854	$84,763
William A. Hanna
2007	$12,800	$12,000	$6,600	$13,385	$6,369	$51,154
2006	$12,100	$12,000	$—	$11,233	$5,580	$40,913
Michael J. Perdue
2007	$48,000	$5,692	$—	$—	$8,704	$62,396
2006	$9,600	$2,185	$—	$—	$—	$11,785
Jared M. Wolff
2007	$56,927	$2,087	$6,600	$3,669	$2,819	$72,102
2006	$41,952	$942	$6,300	$4,319	$1,691	$55,204

(1)
Includes either personal use of Company-owned automobile or cash automobile allowance.

(2)
Represents Company match in 401(k) plan.

2007 Grants of Plan-Based Awards

									All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option Awards ($/ Sh)
											Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Matthew P. Wagner	2/20/07	—	—	—	100,000	—	—	—	—	—	$5,492,000
	—	$450,000	$750,000	$1,125,000	—	—	—	—	—	—	—
Victor R. Santoro	2/20/07	—	—	—	40,000	—	—	—	—	—	$2,196,800
	—	$182,500	$292,000	$438,000	—	—	—	—	—	—	—
William A. Hanna	2/20/07	—	—	—	—	—	—	—	—	—	—
	—	$137,500	$220,000	$330,000	—	—	—	—	—	—	—
Michael J. Perdue	2/20/07	—	—	—	10,000	—	—	—	—	—	$549,200
	—	$155,000	$248,000	$372,000	—	—	—	—	—	—	—
Jared M. Wolff	2/20/07	—	—	—	25,000	—	—	—	—	—	$1,373,000
	—	$137,500	$220,000	$330,000	—	—	—	—	—	—	—

(1)
Amounts indicated represent potential awards for 2007 under the Company's Executive Incentive Plan, or EIC Plan.

(2)
Granted pursuant to the Company's 2003 Plan. Grants are long-term incentive grants of shares of performance-based restricted stock that vest in full upon attainment of the specified performance target. Dividends are paid on unvested performance-based and time-based restricted stock at the same rate as dividends paid to shareholders generally on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company.

        The Company does not have employment agreements with any of its Named Executive Officers. No bonus awards under the EIC Plan were made to the Named Executive Officers or other executive officers for 2007. For more information, see "—Compensation Discussion and Analysis—2007 Executive Compensation."

2007 Outstanding Equity Awards At Fiscal Year-End

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Matthew P. Wagner	—	—	—	—	—	25,000	$1,031,000	200,000	$8,248,000
Victor R. Santoro	—	—	—	—	—	—	—	80,000	$3,299,200
William A. Hanna	—	—	—	—	—	10,000	$412,400	—	$—
Michael J. Perdue	—	—	—	—	—	—	—	40,000	$1,649,600
Jared M. Wolff	—	—	—	—	—	—	—	50,000	$2,062,000

(1)
Represents grants of time-based restricted stock granted under the Company's 2003 Plan. Mr. Wagner's shares vest in full in February 2010. Prior to Mr. Hanna's retirement in February 2008, 3,334 of his shares vested. Mr. Hanna's remaining shares were forefeited. Dividends are paid on unvested time-based restricted stock at the same rate as dividends paid to shareholders generally on the Company's common stock. Restrictions on all shares of unvested time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company.

(2)
Market value is determined using the December 31, 2007 closing price of First Community common stock of $41.24 per share.

(3)
Granted pursuant to the Company's 2003 Plan. Grants are long-term incentive grants of shares of performance-based restricted stock that vest in full upon attainment of the specified performance target. Dividends are paid on unvested performance-based and time-based restricted stock at the same rate as dividends paid to shareholders generally on the Company's common stock. Restrictions on all shares of unvested performance-based and time-based restricted stock lapse, and shares accelerate vesting, upon a change in control of the Company.

2007 Option Exercises And Stock Vested Table

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Matthew P. Wagner	—	—	4,175	$234,510
Victor R. Santoro	—	—	1,670	$93,804
William A. Hanna	—	—	—	$—
Jared M. Wolff	20,000	$528,200	1,448	$81,334
Michael J. Perdue	—	—	—	$—

(1)
Value is determined using the closing market price of the Company's common stock on the option exercise date or vesting date, as the case may be.

Deferred Compensation

        Directors' Deferred Compensation Plan.    The Company maintains a deferred compensation plan, or the Deferred Plan, that allows all directors of the Company and certain executive officers of the Company, to elect by written notice to defer payment of all or a portion of their directors' fees, in the case of outside directors, or base salary, bonus or other compensation, in the case of executive officers, for the next succeeding calendar year into the Deferred Plan. Please see the description of the Deferred Plan on page 18 of this Proxy Statement under the section entitled "Compensation of Directors—Directors' Deferred Compensation Plan" for more information regarding the Deferred Plan. The table below details certain information regarding participation during 2007 of those of our Named Executive Officers who participate in the Deferred Plan.

2007 Nonqualified Deferred Compensation

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Matthew P. Wagner	$230,585	(1)	—	($315,763)	—	$1,264,130
Victor R. Santoro	—		—	($140,489)	—	$596,060
William A. Hanna(4)	—		—	($142,528)	—	$604,823

(1)
Represents 4,175 shares of time-based restricted stock contributed to the plan multiplied by the per share market value of First Community common stock on the vesting date.

(2)
Represents dividends on First Community common stock in the Deferred Plan and interest on a short-term cash investment less the decline in the market price of First Community common stock from December 31, 2006 to December 31, 2007.

(3)
Based on information and reports prepared by US Bank, the plan administrator.

(4)
Mr. Hanna retired from the Company effective February 29, 2008. Pursuant to his pre-existing election and the terms of the Deferred Plan, Mr. Hanna's Deferred Plan balance was distributed to him in kind in March 2008.

Potential Payments on Termination and Change in Control

        Change in Control Severance Plan.    The Company has an Executive Severance Pay Plan, or the Severance Plan, in which the Named Executive Officers, and other company officers, are participants. The Severance Plan provides severance to participants in the event of a change in control and, within two years thereof, termination of employment by a participant for Good Reason or termination of a participant other than for Cause. Under those circumstances, the Company will (i) provide or pay, as the case may be, the participant (A) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated, and (B) a designated multiple of the participant's annual compensation (annual base salary plus annual target bonus, auto allowance and club dues) and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the number of years corresponding to the participant's severance multiple, unless the participant obtains other health coverage. If a participant is subject to any excise tax imposed under Section 4999 of the Internal Revenue Code by reason of a change in control, then the Company will pay to the participant an amount as specified in the Severance Plan. In consideration for the severance, a participant will be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant's severance multiple. Mr. Wagner has a severance multiple of 3 and each of the other Named Executive Officers has a severance multiple of 2. The Severance Plan is administered by the Company's CNG Committee and was last approved on February 6, 2008.

        Under the Severance Plan:

  •
  a "Change in Control" generally means (1) a change in the majority control of the Company; (2) a change in the majority (two-thirds under the 2003 Stock Incentive Plan) control of the Company's Board of Directors; or (3) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company's shareholders do not hold at least a majority (70% under the 2003 Stock Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (two-thirds under the 2003 Stock Incentive Plan) of the board of directors of the resulting company.

  •
  "Good Reason" generally means (1) the executive is assigned duties inconsistent with his position and present responsibilities; (2) the executive's base salary is reduced or benefits are significantly reduced; (3) the executive is terminated other than for Cause (see below); or (4) the executive is required to be based more than 25 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination do not generally constitute Good Reason.

  •
  "Cause" generally refers to (1) an executive's intentional, continued failure to perform his duties for reasons other than physical or mental illness; or (2) an intentional illegal act or gross misconduct which is materially and demonstrably injurious to the Company, as determined by a vote of two-thirds of the board of directors of the Company.

        The following table sets forth the potential payments that may be made to the Named Executive Officers upon a termination in connection with a change in control or otherwise. Except as described pursuant to the Severance Plan, there are no agreements, arrangements or plans that entitle executive officers to severance, perquisites or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminated executive officer (other than following a change in control) would be in the discretion of the CNG Committee. The payments calculated below are based on the executive's salary as of December 31, 2007 and indicate payments that would have been received by the Named Executive Officers if the relevant termination had taken place on December 31, 2007.

Named Executive Officer	Base Salary ($)	Bonus ($)	Acceleration of Unvested Stock Awards ($)(5)(6)	Continuation of Medical/Welfare Benefits ($)(7)	Excise Tax Gross Up ($)(8)	Other Amounts(9)	Total Termination Benefits ($)
Matthew P. Wagner
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$262,019	—	—	—	—	—	$262,019
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$2,250,000	$2,250,000	$9,279,000	$46,674	$5,568,766	$106,983	$19,501,423
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$9,279,000	—	—	—	$9,279,000
Victor R. Santoro
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$127,516	—	—	—	—	—	$127,516
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$730,000	$584,000	$3,299,200	—	$2,035,651	$56,804	$6,705,655
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$3,299,200	—	—	—	$3,299,200
William A. Hanna
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$138,381	—	—	—	—	—	$138,381
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$550,000	$440,000	$412,400	$44,487	$496,792	$63,508	$2,007,187
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$412,400	—	—	—	$412,400
Michael J. Perdue
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$108,301	—	—	—	—	—	$108,301
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$620,000	$496,000	$1,649,600	$31,116	$1,385,491	$41,406	$4,223,613
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$1,649,600	—	—	—	$1,649,600
Jared M. Wolff
Voluntary Termination	—	—	—	—	—	—	—
Involuntary Termination(2)	$96,074	—	$—	—	—	—	$96,074
Termination without Cause or for Good Reason after Change in Control(1)(3)(4)	$550,000	$440,000	$2,062,000	$42,980	$1,395,266	$36,976	$4,527,222
Disability(10)	—	—	—	—	—	—	—
Death(10)	—	—	$2,062,000	—	—	—	$2,062,000

(1)
Assumes an effective date of a change in control of December 31, 2007. In addition to the payments provided in this row, in the event the Named Executive Officer is terminated within 24 months following a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the executive is entitled to receive accrued benefits, including salary and bonus, which are earned through the date of termination.

(2)
Under the Company's employee severance policy, full-time employees of the Company are entitled to receive a severance benefit in the event their employment is terminated because of the elimination of a previously required position or previously required service, or due to the consolidation of departments, abandonment of plants or offices, or technological change or declining business activities, where such termination is intended to be permanent. The amount of severance benefit is determined based on the length of service and the employee's base salary. In general, an eligible employee is entitled to a severance benefit of one week of base salary for each year of service plus a supplemental severance benefit based on level and term of service. Amounts based on 18 weeks salary for each Named Executive Officer.

(3)
The Severance Plan is a "double trigger" program, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control. The amounts shown in the first three columns of the above table for "termination without cause or for good reason after change in control" are based on the following assumptions and provisions of the Severance Plan: in the event the named executive is terminated within two years after a change in control either (i) by the Company for any reason other than cause or (ii) by the executive for good reason, the Company is required to pay an amount equal to 200% (300% in the case of Mr. Wagner) of the sum of the executive's base salary and target EIC Plan award. For a termination at December 31, 2007:

•
Mr. Wagner had a base salary of $750,000 and an EIC Plan target of 100% of his base salary, or $750,000;
•
Mr. Santoro had a base salary of $365,000 and an EIC Plan target of 80% of his base salary, or $292,000;
•
Mr. Hanna had a base salary of $275,000 and an EIC Plan target of 80% of his base salary, or $220,000.
•
Mr. Perdue had a base salary of $310,000 and an EIC Plan target of 80% of his base salary, or $248,000; and
•
Mr. Wolff had a base salary of $275,000 and an EIC Plan target of 80% of his base salary, or $220,000.

(4)
The EIC Plan is an annual cash-based performance incentive plan under which payments are made in the year following the year in which performance is measured. For purposes of this table, the EIC Plan numbers represent target payments under the plan in 2008 for 2007 performance. See "Compensation Discussion and Analysis—2007 Executive Compensation" on page 22 of this Proxy Statement for more information regarding the EIC Plan.

(5)
Under the 2003 Plan, upon a change in control, any unvested stock options, unvested time-based or performance-based restricted stock, or other equity awards would fully vest. The Company ceased granting stock options in 2003 and all outstanding stock options have vested. The amounts in this column represent the value of the unvested time-based and performance-based restricted stock held by the Named Executive Officers based on the closing price of the Company's common stock on December 31, 2007, the last trading day of 2007.

(6)
For amounts listed with respect to termination without cause or for good reason after a change in control, the payments relating to time-based and performance-based shares represent the value of unvested and accelerated stock as of December 31, 2007, calculated by multiplying the number of accelerated shares by the closing price of Company stock on December 31, 2007.

(7)
Represents reimbursement for COBRA payments based on employee's premiums for health and dental insurance at December 31, 2007 multiplied by employee's severance multiple.

(8)
Upon a change in control of the Company, the executive may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. The Company has agreed to reimburse each named executive officer for all excise taxes that are imposed on the executive under Section 4999 and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 4999 excise taxes. The calculation of the Section 4999 gross-up amount in the above tables is based upon a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 10.3% state income tax rate.

(9)
Other amounts include three-times the sum of the amounts for automobile allowance, life and disability insurance premiums paid by the Company, and club dues for Mr. Wagner and two-times the sum of the same amounts for the other Named Executive Officers. The amounts shown in the table do not include distributions of plan balances under the Company's Directors Deferred Compensation Plan, which are fully vested. Mr. Wagner, Mr. Santoro and Mr. Hanna are the only Named Executive Officers who participated in the Deferred Plan at December 31, 2007. Please refer to page 33 and the table entitled "2007 Nonqualified Deferred Compensation" for balances held as of December 31, 2007.

(10)
A termination of employment due to death or disability does not entitle the Named Executive Officers to any payments or benefits that are not available to salaried employees generally. However, unvested stock awards vest upon death.

Equity Compensation Plan Information

        On May 28, 2003, the Company's shareholders approved the 2003 Stock Incentive Plan (the "2003 Plan"), which amended and restated the Company's 2000 Stock Incentive Plan. On May 26, 2004, the Company's shareholders approved certain amendments to the 2003 Plan to modify the terms pursuant to which the administrator of the 2003 Plan could grant awards and to increase the shares authorized for issuance under the 2003 Plan. On April 19, 2006, the Company's shareholders approved an amendment and restatement of the plan to increase the shares authorized for issuance under the 2003 Plan. Currently, the 2003 Plan provides for the issuance of performance and restricted stock grants, stock appreciation rights and options to purchase up to 3,500,000 shares of the Company's common stock. Information relating to shares of the Company's common stock that may be issued under the Company's 2003 Plan is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007. No shareholder action on the 2003 Plan is being requested at the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

        The role of the Audit Committee is to (i) assist Board oversight of (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications and independence, and (d) the performance of the independent auditors and the Company's internal audit function; (ii) decide whether to appoint, retain or terminate the Company's independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is financially literate and that each of Ms. Susan E. Lester and Mr. Daniel B. Platt is qualified as an audit committee financial expert and that each of them has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq.

        The Audit Committee operates pursuant to a written charter that was last amended and restated as of February 5, 2008. A copy of the Audit Committee charter may be obtained on the Company's website at http://www.firstcommunitybancorp.com under the section entitled "Corporate Governance." As set forth in such charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of internal control over financial reporting.

        During 2007, the Audit Committee performed all of its duties and responsibilities under the Audit Committee charter. The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2007 with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors' independence.

        Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for 2007 be included in its Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

AUDIT COMMITTEE
Mark N. Baker Susan E. Lester Timothy B. Matz, Chairman Daniel B. Platt Robert A. Stine David S. Williams

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related-Party Transactions Policy

        The Company's Board of Directors has adopted a written policy ("Policy") governing the approval of Related-Party Transactions. "Related-Party Transactions" include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers. The Policy prohibits all Related-Party Transactions, unless they are approved or ratified by the CNG Committee in accordance with the Policy. Under the Policy, the Company's legal department, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether they constitute Related-Party Transactions. If the Legal Department determines a transaction constitutes a Related-Party Transaction, the CNG Committee will then review the transaction to determine whether to approve or ratify it. In making its determination, the CNG Committee considers several factors including, but not limited to, whether the terms of the Related-Party Transaction are fair to the Company; whether the Company has compelling business reasons to enter into the transaction; whether the transaction will impair the independence of an outside director; and whether the transaction presents an improper conflict of interest for any directors or executive officers of the Company. Members of the CNG Committee having an interest in a transaction under review must abstain from voting on the approval of the Related-Party Transaction, but may, if the Chairperson of the CNG Committee so requests, participate in the CNG Committee's discussions of the transaction.

Certain Relationships and Related-Party Transactions

        John M. Eggemeyer was appointed to the Board of Rancho Santa Fe National Bank on February 27, 1995 and was appointed Chairman of the Board on that date. Mr. Eggemeyer became chairman of the Board of the Company upon the Company's formation on May 31, 2000. Pursuant to an agreement, dated January 7, 2008, with Castle Creek Financial, LLC of which Mr. Eggemeyer is chief executive officer, the Company named Castle Creek Financial as the Company's exclusive financial advisor, or the Castle Creek Contract. The Castle Creek Contract provides for the payment of the following fees upon the consummation of certain transactions: (a) 1.0% of the aggregate consideration paid in the event the Company is sold; and (b) in the event of an acquisition of another financial institution by the Company: 1.0% of the aggregate value of the transaction if the aggregate value is $20 million or less; if the aggregate value is over $20 million, $200,000 plus 0.65% of the amount of the transaction in excess of $20 million. Castle Creek Financial is also entitled to reimbursement of its reasonable expenses incurred on behalf of the Company. Castle Creek Financial and its affiliates received approximately $6.5 million of aggregate fees and expenses from the Company in 2006 for financial advice related to the acquisitions of Cedars Bank, Foothill Independent Bancorp and Community Bancorp Inc. The Castle Creek Contract may be terminated by either party upon 30 days prior notice. In the event of termination, Castle Creek shall still be entitled to its fees pursuant to the terms of the contract should the Company engage in a transaction (i) on which Castle Creek provided advice or participated in discussions with any of the investors in such transaction or (ii) with any of the parties as to which Castle Creek advised the Company or with whom the Company engaged in discussions regarding a possible transaction prior to the termination of the Castle Creek Contract, provided that such transaction is completed within 18 months following the termination of the contract.

        The Castle Creek Contract is reviewed annually by the CNG Committee pursuant to the Company's Related-Party Transactions Policy. In approving the Castle Creek Contract, the CNG Committee concluded that the contract was in the best interests of the Company and its shareholders and was on terms comparable to those prevailing for similar transactions with other persons not having any relationship with the Company.

        Since July 2001, the Company has engaged Martin J. Wolff & Co., Inc. as its insurance broker to help the Company evaluate and obtain certain insurance products for the Company and its subsidiaries, including its group health insurance coverage, life and disability insurance and other insurance benefit products. Martin J. Wolff, the chairman of Martin J. Wolff & Co., Inc., is the father of Jared M. Wolff, the Company's Executive Vice President, General Counsel and Corporate Secretary who joined the Company in October 2002. Jared Wolff was previously associated with the law firm of Sullivan & Cromwell LLP, which firm has been outside counsel to the Company since its formation in 2000. During 2007, the Company purchased comprehensive group insurance, disability insurance, executive life insurance and other insurance products from Martin J. Wolff & Co., Inc. totaling approximately $6.6 million in premiums. To the best knowledge of the Company, Martin J. Wolff & Co., Inc. received approximately $392,741 in commissions from such purchases. Jared Wolff is not involved in the analysis, negotiation or acquisition of group health, disability, executive life or other insurance products purchased by the Company from Martin J. Wolff & Co., Inc. The CNG Committee has approved this relationship pursuant to the Company's Related-Party Transactions Policy. In the opinion of the Company's management, the transactions are in the best interests of the Company and its shareholders and have occurred on terms comparable to those available from other providers of similar products who have no relationship with the Company.

        Certain directors and executive officers, entities associated with them and members of their immediate families were customers of and had banking transactions, including loans, with the Company's subsidiary banks in the ordinary course of business during fiscal 2007. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. The Company expects its subsidiary bank to have banking transactions with such persons in the future.

INDEPENDENT AUDITORS

        The Audit Committee has reappointed the firm of KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fees

        The following is a description of fees billed to the Company by KPMG LLP during the last two fiscal years:

        Audit Fees.    Audit fees include fees for the annual audit of the Company's consolidated financial statements, review of interim financial statements included in the Company's quarterly reports on Form 10-Q, review of registration statements filed with the SEC, and the issuance of consents and comfort letters. The aggregate audit fees billed to the Company by KPMG LLP for the years ended December 31, 2007 and 2006 totaled approximately $837,057 and $958,340.

        Audit-Related Fees.    Audit-related fees billed to the Company by KPMG LLP consisted primarily of certain due diligence services related to acquisition and analysis conducted by KPMG in connection with such due diligence and the audit of certain employee benefit plans. The aggregate audit-related fees billed to the Company by KPMG LLP for the years ended December 31, 2007 and 2006 totaled approximately $5,000 and $209,370.

        Tax Fees.    Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2007 and 2006 totaled approximately $134,400 and $149,380.

        All Other Fees.    There were no other fees billed to the Company by KPMG LLP for the year ended December 31, 2007 or 2006.

        Pre-Approval Policies and Procedures.    The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent auditor. During 2007, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by KPMG LLP. In approving any non-audit services, the Audit Committee considered whether the provision of such services would be compatible with maintaining KPMG's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% shareholders were complied with during 2007.

OTHER BUSINESS

        Except as set forth herein, management has no knowledge of any other business to come before the Annual Meeting. If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Shareholder Proposals

        Business must be properly brought before an annual meeting in order to be considered by shareholders. To be considered for inclusion in the Company's proxy statement for the 2009 Annual Meeting of Shareholders, a shareholder proposal must be submitted in writing to the Company's Secretary on or before December 14, 2008 and must satisfy the other requirements of Rule 14a-8 under the Exchange Act.

        Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning shareholder proposals. The notice of a proposal must also contain the following items:

  •
  The shareholder's name, address, and beneficial ownership of shares of the Company,

  •
  The text of the proposal to be presented,

  •
  A brief written statement of the reasons why such shareholder favors the proposal, and

  •
  Any material interest of such shareholder in the proposal.

        Assuming the Company reincorporates in Delaware and the Company holds the 2009 annual meeting on the anniversary of the Annual Meeting, matters proposed by shareholders for consideration at the 2009 annual meeting but not included in our proxy materials must be received by our Corporate Secretary no earlier than January 13, 2009 and no later than February 12, 2009.

Director Nominations

        Pursuant to Section 1.12 of Article I of the Company's bylaws, nominations for the election of directors may be made by a shareholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary date of the annual meeting of the shareholders of the Company called for the election of directors. At the Company's Special Meeting of Shareholders scheduled to be held on April 23, 2008, the Company's shareholders will vote on a proposal to reincorporate the Company in Delaware from California. If the reincorporation proposal is approved and the Company proceeds to reincorporate in Delaware, Section 1.12 of Article I of the proposed bylaws of the Company when reincorporated in Delaware will require that nominations for the election of directors be made by a shareholder entitled to vote for the election of directors by submitting a notice in writing to the Corporate Secretary of the Company at its principal executive office not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting of the shareholders of the Company called for the election of directors.

        Assuming the Company reincorporates in Delaware and the Company holds the 2009 annual meeting on the anniversary of the Annual Meeting, director nominations proposed by shareholders to be made at the 2009 annual meeting must be received by our Corporate Secretary no earlier than January 13, 2009 and no later than February 12, 2009. Should the Company not proceed to reincorporate in Delaware, director nominations proposed by shareholders to be made at the 2009 annual meeting must be received by our Corporate Secretary no earlier than February 12, 2009 and no later than March 14, 2009.

        Pursuant to the Company's bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The shareholder's name, address, and beneficial ownership of shares of the Company,

  •
  The name of the person to be nominated,

  •
  The name, age, business address, residential address, and principal occupation or employment of each nominee,

  •
  The nominee's signed consent to serve as a director of the Company, if elected,

  •
  The number of shares of the Company's stock beneficially owned by each nominee,

  •
  A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and

  •
  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

        A copy of the Company bylaws specifying the requirements will be furnished to any shareholder upon written request to the Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, First Community Bancorp, 10250 Constellation Blvd., Suite 1640, Los Angeles, CA 90067. The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company's General Counsel and/or other members of the Company's management review committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or via a toll-free "hot-line" available to employees and advisors for purposes of reporting alleged or suspected wrongdoing.

"HOUSEHOLDING" OF PROXY MATERIALS

        The Securities and Exchange Commission (the "SEC") has approved a rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses of the Company. In accordance with a notice sent to certain shareholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any shareholder at that address requested that multiple sets of documents be sent. However, if any shareholder who agreed to householding wishes to receive a separate proxy statement or annual report either now or in the future, he or she may contact our transfer agent Computershare Investor Services at (800) 962-4284 or by mail at P.O. Box 43070, Providence, RI 02940-3070. Shareholders sharing an address who wish to receive a single set of reports or proxy statements may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Computershare at the address set forth above, if they are record holders.

INCORPORATION BY REFERENCE

        The sections in this Proxy Statement entitled "Compensation Committee Report" and "Report of the Audit Committee" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates any such Reports by reference therein.

By Order of the Board of Directors,
/s/ JARED M. WOLFF Jared M. Wolff, Corporate Secretary

Dated: April 7, 2008

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—FIRST COMMUNITY BANCORP

ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST COMMUNITY BANCORP

The undersigned hereby appoints Matthew P. Wagner, Victor R. Santoro, and Jared M. Wolff, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the Annual Meeting of Shareholders (the "Meeting") of First Community Bancorp (the "Company") to be held on May 13, 2008 at The Beverly Hills Hotel, 9641 Sunset Blvd., Beverly Hills, CA 90210, beginning at 11:00 a.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April 7, 2008.

Unless otherwise directed, this proxy will be voted "FOR" the approval of items 1 and 2 and otherwise in the discretion of the proxies on all other matters properly brought before the Meeting. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE DATE, SIGN AND RETURN PROMPTLY

FIRST COMMUNITY BANCORP

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

 Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central time, on May 13, 2008.
Vote by Internet
		•	Log on to the Internet and go to www.investorvote.com
		•	Follow the steps outlined on the secured website.
Vote by Telephone
		•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone.
There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

+

A Proposals—The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.	To elect Directors	☐ FOR	☐ WITHHOLD AUTHORITY
All nominees listed below (except as marked to the contrary)
INSTRUCTION: to withhold authority for any individual, cross a line through the nominee's name in the list below:
Mark N. Baker		Stephen M. Dunn	Gary W. Deems	John M. Eggemeyer
Barry C. Fitzpatrick		George E. Langley	Susan E. Lester	Timothy B. Matz
Arnold W. Messer		Daniel B. Platt	Robert A. Stine	Matthew P. Wagner
David S. Williams
2.	To transact any other business as may properly come before the Meeting and at any postponements or adjournments thereof.	☐ FOR	☐ AGAINST	☐ ABSTAIN

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K.

B. Non-Voting Items Change of Address—Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting ☐

C. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below
(Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.)

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

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TABLE OF CONTENTS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD COMMITTEES
COMPENSATION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
2007 Summary Compensation Table
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
"HOUSEHOLDING" OF PROXY MATERIALS
INCORPORATION BY REFERENCE